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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of NTL Incorporated on Form S-3 of our report dated February 27, 1998 (March 16, 1998 as to Note 3), appearing in the NTL Incorporated Proxy Statement dated January 29, 1999, on the consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 of Birmingham Cable Corporation Limited and subsidiaries and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                      /s/ Deloitte & Touche


Birmingham, England
February 11, 1999